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                             FORM OF PROXY CARD


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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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WARBURG PINCUS BALANCED FUND
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The  undersigned   holder of shares  of Warburg  Pincus  Balanced Fund
(the "Fund"),  a  series of The RBB  Fund,  Inc.,   hereby  appoints Edward  J.
Roach and Linda Hagan attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the RBB Fund, Inc., Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 on May 1, 1996 at 3:00 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated March 7, 1996 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute
(or, if  only one  shall be  so present,   then that  one) shall  have and  may
exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                        PLEASE SIGN, DATE AND RETURN
                     PROMPTLY IN THE ENCLOSED ENVELOPE

             Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                  Date:

                 _________________________  ____________________________
                         Signature(s)        (Title(s), if applicable)


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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..........................................................................
 ..........................................................................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSALS. The Board of Directors unanimously recommends a vote "FOR" approval of the proposals.

1.   To approve or disapprove the          FOR|_|  AGAINST|_|   ABSTAIN|_|
     Agreement and Plan of Reorganization

     To  approve  or  disapprove   the   respective  Agreement  and  Plan  of
     Reorganization dated as of March 6, 1996 (the "Plan") providing (i) that the Warburg Pincus Balanced Fund (the "Existing Warburg
     Fund") be reorganized from a series of The RBB Fund, Inc. into Warburg, Pincus Balanced Fund, Inc., (the "New Warburg Fund"), (ii) the
     Existing Warburg Fund  would  transfer  to  the   corresponding  New
     Warburg Fund all or substantially all of its assets in exchange for shares of the New Warburg Fund and the assumption of the Existing Warburg Fund's liabilities, and (iii) the distribution of such shares of the New Warburg Fund to shareholders of the Existing Warburg Fund in liquidation of the Existing Warburg Fund.

2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                                           FOR|_|  AGAINST|_|  ABSTAIN|_|




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